SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        GENERAL NUTRITION COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                               Delaware 04-3056351
           State of Incorporation (IRS Employer Identification Number)

         300 Sixth Avenue, Pittsburgh, Pennsylvania 15222 (412) 288-4600
          (Address and Telephone Number of Principal Executive Offices)

                        GENERAL NUTRITION COMPANIES, INC.
                 1998 Management and Director Stock Option Plan
                           and Stock Option Agreement
                            (Full Title of the Plan)

                            James M. Sander, Esquire
              Vice President - Law, Chief Legal Officer & Secretary
                                300 Sixth Avenue
                              Pittsburgh, PA 15222
                                 (412) 288-4619
            (Name, Address and Telephone Number of Agent for Service)


                                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed                        Proposed
Title of                                             Maximum                         Maximum
Each of Securities         Amount                    Offering Aggregate              Amount of
to be                      to be                     Price                           Offering Registration
Registered                 Registered (1)            Per Share                       Price                          Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01             1,000,000                 $17.50                          $17,500,000                    $4,865
per share

(1)      Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.

(2)      The registration fee has been calculated on the basis of the offering price thereof under the foregoing stock option plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus contained in the Company's Registration Statement on Form S-3 or filed pursuant to the Rule 424(b) under the Securities Act of 1933, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report, the Prospectus, or the effective Registration Statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

         Inapplicable



Item 5.  Interests of Named Experts and Counsel

     The consolidated financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended February 6, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

     With respect to the unaudited interim financial information for the Twelve Weeks Ended May 1, 1999 and April 25, 1998, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 1, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedure applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

     The validity of the authorized issuance of the Common Stock offered hereby will be passed upon for the Company by James M. Sander, its Vice President-Law, Chief Legal Officer and Secretary.

Item 6.  Indemnification of Directors and Officers

     Article TENTH of the Certificate of Incorporation of the Company provides as follows:

     No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provisions of law imposing such liability; provided however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) of any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits the indemnification and insurance of the corporation's directors and officers under certain circumstances.

         Article 10 of the By-laws of the Company provides as follows:


                                   ARTICLE 10
                                 INDEMNIFICATION

     Section 10.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 10.3 Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 10.4  Authorization.  Any  indemnification  under Sections 10.1 and
10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 10.5 Advance Payment of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such officer or director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 10. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section  10.6  Non-Exclusiveness.  The  indemnification  provided  by  this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 10.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

     Section 10.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a director, officer, employee or agent of the Corporation, or is or was servicing at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 10.9 Additional Indemnification. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorneys' fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

Item 7.  Exemption from Registration Claimed

         Inapplicable

Item 8.  Exhibits

   Number   Description

     4      General  Nutrition  Companies, Inc. 1998  Management  and  Director
Stock Option Plan and Form of Stock Option Agreement.

     5      Opinion of James M.  Sander,  Esquire,  Vice  President-Law,  Chief
Legal Officer and Secretary, as to legality of shares being registered and consent

    15      Letter from Deloitte & Touche LLP regarding unaudited interim financial information

    23      Consent of Deloitte & Touche LLP

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person for the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 14, 1999.

                                               GENERAL NUTRITION COMPANIES, INC.

                                                          By:/s/William E. Watts
                                                                William E. Watts
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                              Date

/s/Jerry D. Horn                      Chairman of the Board and Director                            July 14, 1999
Jerry D. Horn

/s/William E. Watts                   President, Chief Executive Officer and Director               July 14, 1999
William E. Watts

/s/Edwin J. Kozlowski                 Executive Vice President, Chief Financial                     July 14, 1999
Edwin J. Kozlowski                    Officer, and Treasurer (Principal Financial and
                                      Accounting Officer)

/s/Thomas R. Shepherd                 Director                                                      July 14, 1999
Thomas R. Shepherd

/s/W. Harrison Wellford               Director                                                      July 14, 1999
W. Harrison Wellford

/s/Ronald L. Rossetti                 Director                                                      July 14, 1999
Ronald L. Rossetti

/s/David Lucas                        Director                                                      July 14, 1999
David Lucas

                                      Director
Edward G. Beimfohr












                                                             EXHIBIT INDEX





Number                              Description

    4 General Nutrition Companies, Inc. 1998 Management and Director Stock Option Plan and Form of Stock Option Agreement.

    5 Opinion of James M. Sander, Esquire, Vice President-Law, Chief Legal Officer and Secretary, as to legality of shares being registered and consent.

   15 Letter from Deloitte & Touche LLP Regarding Unaudited Interim Financial Information

   23 Consents of Experts - included in Registration Statement under heading "Independent Auditors' Consent."

























                                                                       EXHIBIT 4

                          1998 MANAGEMENT AND DIRECTOR
                                STOCK OPTION PLAN

                        GENERAL NUTRITION COMPANIES, INC.

1. Purpose of the Plan.

     This stock option plan (the "Plan") is intended to encourage ownership of the stock of General Nutrition Companies, Inc. (the "Company") by officers and key employees of the Company and its subsidiaries, and directors of the Company, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of its business.

2. Stock Subject to the Plan.

     (a) The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares, subject to adjustment as provided in Section 12 hereof.

     (b) Of the total number of shares for which options may be granted under the Plan, 1,000,000 shares are initially available for grant hereunder and 1,500,000 will become available for grant hereunder if the market price per share of the Company's Common Stock reaches the following levels on or prior to January 23, 2004:

         Market Price               Additional Share Becoming
          Per Share                    Available for Grant
            $41.55                          500,000
            $49.86                          500,000
            $59.83                          500,000
            TOTAL:                        1,500,000

     (c) If an option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

     (d) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

3. Administration of the Plan.

     The Plan shall be administered by the Board of Directors or by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors, to whom the Board may (except as provided in Section 5 hereof) delegate its authority hereunder. The decision of the Board or of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board or the Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Board or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board or Committee member shall be liable for any action or determination made in good faith.

     If any such Committee is appointed, the Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee.

4. Type of Options.

     Options granted pursuant to the Plan shall be authorized by action of the Board or the Committee and may be designated in the sole discretion of the Board or the Committee as either incentive stock options meeting the requirements of
Section 422 of the Code or non-qualified options which are not intended to meet the requirements of Section 422 of the Code. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Board or the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

5. Eligibility.

     Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Options designated as non-qualified options may be granted to directors of the Company and officers and key employees of the Company or of any of its subsidiaries.

     Option grants to directors who are not otherwise employees of the Company or a subsidiary shall be made by the Board of Directors.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

     No option designated as an incentive stock option shall be granted to any optionee of the Company or any subsidiary if such optionee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of
Section 7 hereof shall apply. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any optionee in any one taxable year of the Company shall not exceed 150,000 shares of Common Stock, taking into account shares which were the subject of options granted during such taxable year and subsequently terminated or repriced.

6. Option Grants; Option Agreement.

     Of the 1,000,000 shares initially available for the grant of options hereunder, 500,000 shall be available for grant at exercise prices determined by the Board or the Committee, which prices shall not be less than the fair market value of the Company's Common Stock at the time of grant. Such options shall vest on a daily basis over the four years commencing on the date of grant.

     The remaining 500,000 shares initially available for grant hereunder shall be granted at exercise prices determined by the Board or the Committee, which prices shall not be less than the fair market value of the Company's Common Stock at the time of grant. Such options shall vest at the rate of 25% per year over the four year period commencing on the date of grant, provided that the market price per share of the Company's Common Stock achieves specified levels of appreciation during such four year period. Such appreciation must equal or exceed 20% in each year commencing with the date of grant of each option. Notwithstanding any such appreciation, except as set forth in the following sentence, no more than 25% of the shares available for issuance under such option shall vest in any one year. If in a given year the market price per share of the Company's Common Stock fails to achieve the specified level, the shares which fail to vest in that year may vest in a subsequent year within the six year period commencing on the date of grant.

     Options with respect to the additional 1,500,000 shares which may become available for grant hereunder pursuant to Section 2(b) hereof shall be granted at exercise prices equal to the price per share which was required in order to make such shares available for grant under such Section 2(b). Options for the purchase of 50% of the shares which become available for amount for grant pursuant to Section 2(b) hereof shall vest on a daily basis over the four year period commencing on the date of grant. Options for the purchase of the remaining 50% of such shares shall vest at the rate of 25% per year over the four year period commencing on the date of grant if the market price per share of the Company's Common Stock appreciates at the rate of 20% or more in each year of such four year period. In the event that the required level of stock appreciation is not met in a given year, the shares which fail to vest in that year may vest in a subsequent year if the level of stock appreciation which was not met is achieved in a subsequent year within the six year period commencing on the date of grant.

     Notwithstanding the foregoing, if an option whose vesting is dependent upon the achievement of specified levels of stock price appreciation has not been fully vested by the close of the six year period commencing on the date of grant, such option shall be exercisable for a 30-day period commencing with the close of such six year period and thereafter shall terminate to the extent not exercised.

     Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to an individual.

7. Option Price.

     The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Board or the Committee, but, except as provided in Section 6 above, in no event less than the fair market value of such Common Stock at the time the option is granted. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be the fair market value of such Common Stock at the time the option is granted as determined by the Board or the Committee in accordance with the Regulations promulgated under Section 422 of the Code.

     If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board or the Committee.

8. Manner of Payment; Manner of Exercise.

     (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price. Delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board or the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board or the Committee in accordance with Section 7 hereof.

     (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after five (5) but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

9. Exercise of Options.

     Each  option  granted  under the Plan shall,  subject to Section  10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

     To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than ten (10) full shares of Common Stock.

 10.  Term of Options; Exercisability.

     (a) Term.

          (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

          (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate (i) on the later of the last day of the third month after the date such optionee ceases to be an employee of the Company or one of its subsidiaries or the third business day after the Plan is approved by the Stockholders under
          Section 19 hereof or (ii) on the date on which the option expires by its terms, whichever occurs first.

          (3) If such termination of employment is as a result of termination for cause such option will terminate on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

          (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

          (5) An option granted to a director shall terminate on the last day of the third month after such director ceases to serve as a director.

          (6) In the event of the death of any optionee (whether employee or director), any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

        (b)  Exercisability.

     An option granted to a director or an employee optionee who ceases to be a director or an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be a director or an employee of the Company or one of its subsidiaries, provided however that an option granted to a director who does not stand for reelection to the Board of Directors upon the expiration of such director's term of office shall be exercisable as to the full amount of the shares covered by such option, notwithstanding the provisions of such option concerning vesting.

11. Options Not Transferrable.

     The right of any optionee to exercise any option granted to him or her shall not be assignable or transferrable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option. Notwithstanding the foregoing, any option granted under the Plan (other than an incentive stock option) may provide (if the Board or the Committee in its sole discretion decides to include such a provision), that the optionee shall be entitled to make a transfer of all or any part of such option to members of his immediate family or a trust for the benefit of such persons, following notice to the Secretary of the Company and approval by the Board or the Committee in its sole discretion, provided that (in the case of options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 at the time of grant), any such provision shall by its terms be inoperative and no such transfer shall be permitted except when transfers to members of the optionee's immediate family or a trust for the benefit of such persons are permissible under the conditions to the availability of the exemption afforded by Regulation 16b-3 promulgated under the Securities Exchange Act of 1934.

12. Recapitalizations, Reorganizations and the Like.

     (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

     (b) In addition, unless otherwise determined by the Board or the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or
(ii) a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board or the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board or the Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesigned as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire shares of the Company's then outstanding Common Stock of the Company, in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own twenty (20%) percent or more of the Company's Common Stock outstanding. Upon the occurrence of a Change in Control, all options under the plan outstanding on the date on which the Change in Control occurs will immediately become exercisable in full.

     (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or a director of the Company of any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

     (d) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board or the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

     (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

13. No Special Employment Rights.

     Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board or the Committee at the time.

14. Withholding.

     The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

15. Restrictions on Issue of Shares.

     (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

          (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

     (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

16. Purchase for Investment; Rights of Holder on Subsequent Registration.

     Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

17. Loans.

     The Company may not make loans to optionees to permit them to exercise options.

18. Modification of Outstanding Options.

     The Board or the Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interest of the Company and in accordance with the purposes of this Plan.

19. Approval of Stockholders.

     The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of a majority of all the stockholders, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board upon such approval. The Board or the Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval, and, accordingly, no such option may be exercisable prior to such approval.

20. Termination and Amendment of Plan.

     Unless sooner  terminated as herein provided,  the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 20, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan or change the provisions of Section 6 regarding criteria for vesting of options. The Board or the Committee may grant options to persons subject to Section 16(b) of the Securities and Exchange Act of 1934 after an amendment to the Plan by the Board of Directors requiring stockholder approval under Section 20, but any such option shall become effective as of the date of grant only upon such approval and accordingly, no such option may be exercisable prior to such approval. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

21. Reservation of Stock.

     The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

22. Limitation of Rights in the Option Shares.

     An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

23. Notices.

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.






                                                                       EXHIBIT 5

                                                                   July 14, 1999

General Nutrition Companies, Inc.
300 Sixth Avenue
Pittsburgh, PA  15222

Gentlemen:

     I am Vice President - Law, Chief Legal Officer and Secretary of General Nutrition Companies, Inc. (the "Company") and as such counsel I am familiar with the corporate proceedings taken in connection with the Company's 1998 Management and Director Stock Option Plan.

     As such counsel, I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, By-Laws, minutes of meetings of its Board of Directors and Stockholders and such other documents as I have deemed necessary as a basis for the opinion herein expressed.

     Based upon the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

     1. The Company is duly organized and validity existing under the laws of the State of Delaware.

     2. The Company has authorized the issuance of 200,000,000 shares of Common Stock with $.01 par value per share (the "Common Stock").

     3. The outstanding capital stock of the Company has been duly authorized, constitutes validly issued fully-paid and non-assessable shares of capital stock of the Company and no personal liability attaches to any of the shares.

     4. The shares of Common Stock issuable upon the exercise of options duly granted pursuant to the 1998 Management and Director Stock Option Plan, when issued in accordance with the terms thereof, will be validly issued, fully-paid, and non-assessable shares of capital stock of the Company to which no personal liability will attach.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the reference to me in the caption "Interest of named Experts and Counsel" in the Registration Statement.

                                                       Sincerely,

                                                       /s/ James M. Sander
                                                       James M. Sander



















                                                                      EXHIBIT 15


July 14, 1999

General Nutrition Companies, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222

Dear Sirs:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of General Nutrition Companies, Inc. and subsidiaries for the periods ended May 1, 1999 and April 25, 1998 as indicated in our report dated May 17, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended May 1, 1999 is incorporated by reference in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Yours truly,




Deloitte & Touche LLP
Pittsburgh, Pennsylvania























                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of General Nutrition Companies, Inc. on Form S-8 of our report dated March 3, 1999 (April 22, 1999 as to Note 19 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of General Nutrition Companies, Inc. for the year ended February 6, 1999 and to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.



Deloitte & Touche LLP
Pittsburgh, Pennsylvania
July 14, 1999